Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	48-1090909
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

5775 Roscoe Court, San Diego, California 92123
(Address of Principal Executive Office) (Zip Code)

ENCORE CAPITAL GROUP, INC. 1999 EQUITY PARTICIPATION PLAN
(Full Title of the Plan)

Carl C. Gregory, III
President and Chief Executive Officer
ENCORE CAPITAL GROUP, INC.
5775 Roscoe Court
San Diego, California 92123
(Name and Address of Agent for Service)

(877) 445-4581
(Telephone Number, Including Area Code, of Agent For Service)

With copy to:
Steven D. Pidgeon
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Securities	Amount To Be	Offering	Aggregate Offering	Registration
To Be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee
Common Stock,	1,050,000	$ 0.52	$ 546,000	$ 50.23
$0.01 par value

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the last reported sale of the Registrant's Common Stock on July 26, 2002.

        This Registration Statement also relates to the Form S-8 Registration Statement No. 333-36182 of MCM Capital Group, Inc. (which changed its name to Encore Capital Group, Inc. on April 2, 2002), filed on May 3, 2002, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 250,000 shares of common stock for issuance under the MCM Capital Group, Inc. 1999 Equity Participation Plan. This Registration Statement reflects the amendment to the 1999 Equity Participation Plan increasing the number of shares authorized to be issued thereunder from 250,000 shares to 1,300,000 shares.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant, as currently in effect
(incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the
Registration Statement on Form S-1 of MCM Capital Group, Inc. filed on June 14,
1999 ("Amendment No. 2") and Exhibit 3.1 to Form 8-K of MCM Capital Group, Inc.
filed on April 4, 2002).
4.2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment
No. 2).
4.3	Encore Capital Group, Inc. 1999 Equity Participation Plan, as amended
(incorporated by reference to Appendix A to MCM Capital Group, Inc.'s proxy statement dated October 25, 2000).
4.4	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity
Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No.
2).
5	Opinion of Snell& Wilmer L.L.P. (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of BDO Seidman, LLP (filed herewith).
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, state of California, on this 29th day of July, 2002.

ENCORE CAPITAL GROUP, INC., a Delaware corporation

By: /s/ Carl C. Gregory, III
Carl C. Gregory, III
President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/Carl C. Gregory, III	President, Chief Executive Officer and	July 29, 2002
Carl. C. Gregory, III	Director (Principal Executive Officer)

/s/Barry R. Barkley	Executive Vice President and Chief Financial	July 29, 2002
Barry R. Barkley	Officer (Principal Accounting and Financial
Officer)

/s/Eric D. Kogan*	Chairman of the Board of Directors	July 29, 2002
Eric D. Kogan

	Director	July ,2002
Peter W. May

	Director	July ,2002
Robert M. Whyte

/s/Raymond Fleming*	Director	July 29, 2002
Raymond Fleming

/s/Richard A. Mandell*	Director	July 29, 2002
Richard A. Mandell

* /s/ Carl C. Gregory, III

As attorney-in-fact pursuant to power of attorney dated on or about July 23, 2002

EXHIBIT INDEX

Exhibit Number	Description and Method of Filing

4.1	Certificate of Incorporation of the Registrant, as currently in effect
(incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the
Registration Statement on Form S-1 of MCM Capital Group, Inc. filed on June 14,
1999 («Amendment No. 2») and Exhibit 3.1 to Form 8-K of MCM Capital Group, Inc.
filed on April 4, 2002).
4.2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment
No. 2).
4.3	Encore Capital Group, Inc. 1999 Equity Participation Plan, as amended
(incorporated by reference to Appendix A to MCM Capital Group, Inc.´s proxy statement dated October 25, 2000).
4.4	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity
Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No.
2).
5	Opinion of Snell & Wilmer L.L.P. (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of BDO Seidman, LLP (filed herewith).
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

Exhibit 5

July 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:          Encore Capital Group, Inc. 1999 Equity Participation Plan

Ladies and Gentlemen:

        We have acted as counsel to Encore Capital Group, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, relating to the registration of 1,050,000 shares of its common stock, $.01 par value (the “Shares”), issuable pursuant to the Encore Capital Group, Inc. 1999 Equity Participation Plan (the “Plan”).

        In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and Bylaws of the Company. Based upon the foregoing, we are of the opinion that:

i.	The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.
ii.	The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

SNELL & WILMER L.L.P.

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Participation Plan of Encore Capital Group, Inc. of our report dated February 2, 2001 with respect to the consolidated financial statements of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) as of December 31, 2000 and for each of the two years in the period then ended included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Ernst & Young LLP

Kansas City, Missouri
July 22, 2002

EXHIBIT 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Encore Capital Group, Inc. 1999 Equity Participation Plan, as amended, of our report dated March 11, 2002 with respect to the consolidated financial statements of Encore Capital Group, Inc. included in the Annual Report on Form 10-K as of and for the year ended December 31, 2001.

/s/BDO Seidman, LLP
BDO Seidman, LLP

Orange County, California
July 22, 2002

Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARL C. GREGORY, III and BARRY R. BARKLEY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the Encore Capital Group, Inc. 1999 Equity Participation Plan, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

July 23, 2002	/s/Eric D. Kogan

Eric D. Kogan
July , 2002
Peter W. May

July 23, 2002	/s/ Richard A. Mandell
Richard A. Mandell

July , 2002
Robert M. Whyte

July 26, 2002	/s/ Raymond Fleming
Raymond Fleming